Exhibit (a)(2)

SCHEDULE A

SERIES OF TRUST

as of August 16, 2011

PIMCO 0-1 Year U.S. Treasury Index Fund

PIMCO 0-5 Year High Yield Corporate Bond Index Fund

PIMCO 1-3 Year U.S. Treasury Index Fund

PIMCO 1-5 Year U.S. TIPS Index Fund

PIMCO 3-7 Year U.S. Treasury Index Fund

PIMCO 7-15 Year U.S. Treasury Index Fund

PIMCO 15+ Year U.S. TIPS Index Fund

PIMCO 25+ Year Zero Coupon U.S. Treasury Index Fund

PIMCO Australia Bond Index Fund

PIMCO Banking Sector Corporate Bond Index Fund

PIMCO Broad U.S. TIPS Index Fund

PIMCO Broad U.S. Treasury Index Fund

PIMCO Build America Bond Strategy Fund

PIMCO Canada Bond Index Fund

PIMCO Commercial Mortgage Bond Index Fund

PIMCO Emerging Markets Bond Index Fund

PIMCO Emerging Markets Government Inflation-Linked Bond Index Fund

PIMCO Enhanced Short Maturity Strategy Fund

PIMCO Foreign Currency Strategy Exchange-Traded Fund

PIMCO Germany Bond Index Fund

PIMCO Global Advantage Bond Index Fund

PIMCO Global Advantage Inflation-Linked Bond Strategy Fund

PIMCO Global Inflation-Linked Bond Index Fund

PIMCO Government Limited Maturity Strategy Fund

PIMCO High Yield Corporate Bond Index Fund

PIMCO Intermediate Municipal Bond Strategy Fund

PIMCO Investment Grade Corporate Bond Index Fund

PIMCO Prime Limited Maturity Strategy Fund

PIMCO Short Term Municipal Bond Strategy Fund

PIMCO Subprime Mortgage Index Fund

PIMCO Total Return Exchange-Traded Fund

PIMCO U.S. Aggregate Bond Index Fund

PIMCO U.S. Long Duration Corporate Bond Index Fund

PIMCO U.S. Mortgage Index Fund

PIMCO Umbrella Credit Index Fund